EXHIBIT 11.1

                             CARRIAGE SERVICES, INC.
                        COMPUTATION OF PER SHARE EARNINGS
               (UNAUDITED AND IN THOUSANDS, EXCEPT PER SHARE DATA)

    Earnings per share for the three and nine month periods ended September 30, 2000 and 1999 is calculated based on the weighted average number of common and common equivalent shares outstanding during the period as prescribed by SFAS
128. The following table sets forth the computation of the basic and diluted earnings per share for the three and nine month periods ended September 30, 1999 and 2000:

                                                                    THREE MONTHS            NINE MONTHS
                                                                 ENDED SEPTEMBER 30,    ENDED SEPTEMBER 30,
                                                                 -------------------    --------------------
                                                                   1999       2000        1999        2000
                                                                 --------   --------    --------    --------
Net income before extraordinary item .........................   $  1,739   $(11,051)   $  9,211    $ (7,979)
Extraordinary item ...........................................       --         --          (200)       --
                                                                 --------   --------    --------    --------
Net income ...................................................      1,739    (11,051)      9,011      (7,979)
Preferred stock dividends ....................................         25         20          78          61
                                                                 --------   --------    --------    --------
Net income  available to common stockholders for
     basic EPS computation ...................................      1,714    (11,071)      8,933      (8,040)
Effect of dilutive securities ................................       --         --          --          --
                                                                 --------   --------    --------    --------
Net income available to common stockholders for diluted
  EPS computation ............................................   $  1,714   $(11,071)   $  8,933    $ (8,040)
                                                                 ========   ========    ========    ========

Weighted average number of common shares outstanding for
  basic EPS computation ......................................     15,906     16,084      15,864      16,030
Effect of dilutive securities:
     Stock options ...........................................         77       --           185        --
     Assumed conversion of preferred stock ...................       --         --          --          --
                                                                 --------   --------    --------    --------
Weighted average number of common and common equivalent shares
     outstanding for diluted EPS computation .................     15,983     16,084      16,049      16,030
                                                                 ========   ========    ========    ========

Basic earnings per share:
     Net income before extraordinary item ....................   $    .11   $   (.69)   $    .58    $   (.50)
     Extraordinary item ......................................       --         --          (.01)       --
                                                                 --------   --------    --------    --------
     Net income ..............................................   $    .11   $   (.69)   $    .57    $   (.50)
                                                                 ========   ========    ========    ========

Diluted earnings per share:
     Net income before extraordinary item ....................   $    .11   $   (.69)   $    .57    $   (.50)
     Extraordinary item ......................................       --         --          (.01)       --
                                                                 --------   --------    --------    --------
     Net income ..............................................   $    .11   $   (.69)   $    .56    $   (.50)
                                                                 ========   ========    ========    ========

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